EXHIBIT 10.11

NUVIM, INC.
2000 EMPLOYEE EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

          1.01          Purpose.  The purpose of the NuVim, Inc. 2000 Employee Equity Incentive Plan (hereinafter referred to as the “Plan”) is to assist the Company (as defined below) in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other key employees of the Company, and directors and consultants of the Company, to achieve long-term corporate objectives.

          1.02          Adoption and Term.  The Plan has been approved by the Board of Directors of the Company, but is subject to the approval of the shareholders of the Company within 12 months thereafter.  The Plan shall become effective on the date it is approved by the shareholders of the Company (the “Effective Date”) and shall remain in effect until terminated by action of the Board; provided, however, that no equity may be granted hereunder after the tenth anniversary of the Effective Date.

ARTICLE II

DEFINITIONS

          For the purpose of this Plan, the following capitalized terms shall have the following meanings:

          2.01          Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Equity Grant Agreement upon the Participant’s death.

          2.02          Board means the Board of Directors of the Company.

          2.03          Code means the Internal Revenue Code of 1986, as amended.  References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section

          2.04          Committee means the Committee defined in Section 3.01.

          2.05          Company means NuVim, Inc., a Delaware corporation, and its successors.

          2.06          Common Stock means Common Stock of the Company, par value $.00001 per share.

          2.07          Date of Grant means the date designated by the Committee as the date as of which it grants Shares, which shall not be earlier than the date on which the Committee approves the granting of such Shares.

          2.08          Exchange Act means the Securities Exchange Act of 1934, as amended.

          2.09          Fair Market Value means, as of any applicable date, the fair market value of the Common Stock as determined by the Board based upon such evidence as it may think necessary or desirable.

          2.10          Participant means a person designated to receive an Equity Grant under the Plan in accordance with Section 5.01.

          2.11          Personnel means any employee, consultant, director, officer or other individual.

          2.12          Plan means the NuVim, Inc. 2000 Employee Equity Incentive Plan as described herein, as the same may be amended from time to time.

          2.13          Ten Percent Shareholder means any individual who, at the time the Equity Grant is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company.

ARTICLE III

ADMINISTRATION

          3.01          Committee.  The Plan shall be administered by the Board or, in the discretion of the Board, by a committee of the Board (the “Committee”) comprised of at least two persons.  The Committee or Board shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants.  The Board or Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Equity Grants as it determines appropriate, and to take such steps in connection with the Plan and shares granted hereunder as it may deem necessary or advisable.  The Board or Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.  In the event of such delegation of authority or exercise of authority by the Board or Committee, references in the Plan to the Committee shall be deemed to refer to the delegate of the Board or the Committee as the case may be.  For purposes of this Plan, references to the Committee shall be deemed references to the Board to the extent that the Board has not appointed a Committee to administer the Plan.

ARTICLE IV

SHARES

          4.01          Number of Shares Issuable.  The total number of shares initially authorized to be issued under the Plan shall be 500,000 shares of Common Stock.  The number of shares available for issuance under the Plan shall be further subject to adjustment in accordance with Section 7.06. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company.

ARTICLE V

PARTICIPATION

          5.01          Eligible Participants.  Participants in the Plan shall be such directors, officers and other key personnel of the Company as the Committee, in its sole discretion, may designate from time to time.  The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive grants in any other year.  The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the amount of their respective shares, if any.

ARTICLE VI

STOCK GRANTS

          6.01          Equity Awards.

          (a)            General.  The Committee may provide grants, to such Participants as the Committee may select.  The terms of any grant under this Plan shall be set forth in an Equity Grant Agreement.

          (b)            Rights as a Shareholder.  A Participant shall have no rights as a shareholder with respect to Common Stock covered by an Equity Grant until the Participant shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant of the Equity Grant shall have become the holder of record of any such shares covered by the Equity Grant; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 7.06.

          6.02          Terms of Equity Grants.

          (a)            Conditions on Grant.  An Equity Grant Agreement with respect to Equity Grants may contain such terms, conditions, and restrictions (including, but not limited to, periodic installments) as may be determined by the Committee as of the Date of Grant.

          (b)            Duration of Equity Grants.  Equity Grants shall terminate upon termination of employment of the Participant as provided in Section 6.03.

          (c)            Acceleration of Vesting Date.  The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), at any time after the Date of Grant, to permit the vesting of any Equity Grant prior to the time such Equity Grant would otherwise become vested under the terms of the Equity Grant Agreement.

          (d)            Extension of Vesting Date.  The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), at any time after the Date of Grant, but prior to the date of vesting, to extend the vesting date of any Equity Grant granted under this Plan.

          6.03          Equity Grants upon Termination of Employment.

          (a)            General.  In event of the termination of employment of the Participant by the Participant or the Company for any reason whatsoever other than death, Permanent Disability (as defined in Section 6.03(b)) or retirement after attainment of age 65, any Equity Grants’ that were not vested prior to the date of such termination of employment shall terminate on such date.

          (b)            Death, Permanent Disability or Retirement.  In the event of the termination of the employment of the Participant by reason of death, Permanent Disability or retirement after attainment of age 65, any Equity Grants that were not vested prior to date of such termination together with any other Equity Grants designated by the Committee, shall vest on the vesting date set forth in the Equity Grant Agreement.  As used in this Plan, the term “Permanent Disability” means the Participant being deemed to have suffered a disability that makes the Participant eligible for immediate benefits under any long-term disability plan of the Company, as in effect from time to time.

ARTICLE VII

MISCELLANEOUS

          7.01          Plan Provisions Control Equity Grant Terms.  The terms of the Plan shall govern all Shares granted under the Plan, and in no event shall the Committee have the power to grant any Shares under the Plan contrary to any of the provisions of the Plan.

          7.02          Taxes.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable with respect to such Participant’s Equity Grant.  The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines.  The Participant shall meet his or her withholding requirement by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Share Grants; provided, however, that the Committee may (but shall not be required to) permit the Participant to meet his or her withholding requirement by a combination of shares and cash.

          7.03          No Right to Employment.  No employee or other person shall have any claim of right to be granted any Shares under this Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

          7.04          Equity Grants Not Includable for Benefit Purposes.  Common Stock received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company, except as may be provided under the terms of such plans or determined by the Board.

          7.05          Governing Law.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

          7.06          Adjustments to Reflect Capital Changes.

          (a)            Recapitalization.  The number and kind of shares subject to outstanding Equity Grants, the number and kind of shares available for Equity Grants subsequently granted under the Plan and the maximum number of shares in respect of which Equity Grants can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Equity Grants granted under the Plan.  The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

          (b)            Merger.  After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable pursuant to such Equity Grant, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable pursuant to such Equity Grant.  Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above.  In the event of a Merger in which the Company is not the surviving corporation, the Board shall provide that any unvested portion of the outstanding Equity Grants shall be immediately vested as of a date prior to such Merger or consolidation, as the Board so determines.  The vesting of any Equity Grant that was permissible solely by reason of this Section 7.06(b) shall be conditioned upon the consummation of the Merger or consolidation.  Any Equity Grants which are not assumed by the Acquiring Corporation and have not vested as of the date of the Merger shall terminate effective as of the effective date of the Merger.

          (c)            Options to Purchase Shares of Stock of Acquired Companies.  After any Merger in which the Company shall be a surviving corporation, the Committee may grant substituted Equity Grants under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old Equity Grants granted under a plan of another party to the Merger whose shares or stock subject to the old Equity Grants may no longer be issued following the Merger.  The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.  Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Equity Grants.

          (d)            Change of Control.  Should any party acquire the common stock of the Company in excess of fifty percent or the voting rights thereof, this shall be deemed a change of control and all Equity Grants granted under the Plan shall immediately vest.

          7.07          No Strict Construction.  No rule of strict construction shall be implied against the Company, the Board, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Shares granted under the Plan or any rule or procedure established by the Committee.

          7.08          Captions.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

          7.09          Severability.  Whenever possible, each provision in the Plan and every Equity Grant at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Equity Grant at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Equity Grant at any time granted under the Plan shall remain in full force and effect.

          7.10          Amendment and Termination.

                           (a)            Amendment.  The Board shall have complete power and authority to amend the Plan at any time.

                           (b)            Termination.  The Board shall have the right and the power to terminate the Plan at any time.

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EXHIBIT A

EQUITY GRANT AGREEMENT

as of ______________, 2000

          The parties to this EQUITY GRANT Agreement (this “Agreement”) are NuVim, Inc., a Delaware corporation having its principal place of business in ___________, __________________(the “Company”) and                      _____________________, an employee of the Company (the “Grantee”).

          The Company desires to have the Grantee serve as an employee of the Company and to provide the Grantee with an incentive to put forth maximum effort for the success of the business.

          The Company has adopted the NuVim, Inc. 2000 Employee Equity Incentive Plan (the “Plan”) to attract and retain highly competent employees and to provide an incentive in motivating selected employees to achieve long-term corporate objectives.  Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings given to such terms in the Plan.

          This Agreement sets forth the terms and conditions applicable to shares of the Common Stock of the Company, par value $.00001 per share (the “Common Stock”), granted to the Grantee under the Plan as of the date first above written (the “Grant Date”).

          Accordingly, intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
Grant of Equity

          1.1          Subject to the terms and conditions of this Agreement, the Company hereby grants to the Grantee as of the Grant Date, _______________ shares of Common Stock.

          1.2          All shares granted pursuant to this Agreement shall vest and automatically be issued to the Participant on April 2, 2001.

ARTICLE II
Tax Withholding

          2.1          The Company shall notify the Grantee of the amount of withholding tax or other tax, if any, that must be paid under federal and, where applicable, state and local law in connection with the shares of Common Stock granted under the Plan.  The Grantee shall meet his withholding requirement (i) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such grant, or (ii) in such other form as may be permitted by the Company.

ARTICLE III
Miscellaneous

          4.1          Whenever the term “the Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom Shares may be transferred by will or by the laws of descent and distribution, the term “the Grantee” shall be deemed to include such person or persons.

          4.2          Nothing in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the Grantee, with or without cause.

          4.3          No amounts of income received by the Grantee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance, plan or any other employee benefit plan of the Company unless otherwise provided in such plan.

          4.4          Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its office at 12 Route 17 North, Suite 210, Paramus, NJ 07652 and all notices or communications by the Company to Grantee may be given to the Grantee personally or may be mailed to him or her.

          4.5          This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and performed wholly within the State of Delaware (regardless of the laws that might otherwise govern under applicable conflicts of laws principles).

          4.6          As used in this Agreement, unless the context otherwise requires (i) references to “Articles” or “Sections” are to articles or sections of this Agreement, (ii) “hereof’, “herein”, “hereunder” and comparable terms refer to this Agreement in its entirety and not to any particular part of this Agreement, (iii) references to any gender include references to all genders, (iv) “including” means including without limitations and (v) headings of the various articles and sections are for convenience of reference only.

          4.7          This Agreement sets forth a complete understanding between the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto.  Except as expressly set forth in this Agreement, the Company makes no representations, warranties or covenants to the Grantee with respect to this Agreement or its subject matter, including with respect to (i) the current or future value of the shares of common stock.  Any modification, amendment or waiver to this Agreement will be effective only if it is in writing signed by the Company and the Grantee.  The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of that or any other provision of this Agreement.

                         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NUVIM, INC.

By:

Title:

GRANTEE: